Exhibit 10.17

SECOND AMENDMENT TO 8% CONVERTIBLE DEBENTURE:

This Second Amendment to the 8% Convertible Debenture, dated September 1, 2016, as amended by First Amendment to 8% Convertible Debenture, dated September 28, 2017, made by BioLabMart Inc., now known as Qrons Inc. for the benefit of CubeSquare LLC in the amount of $10,000 (the “Debenture”) hereby amends the Debenture as follows:

The maturity date of the Debenture is hereby amended to September 1, 2019.

Except as amended hereby all of the terms and conditions of the Debenture shall remain in full force and effect.

Dated this 9th day of September 2018

Qrons Inc.

By: /s/Jonah Meer Chief Executive Officer

ACKNOWLEDGED AND AGREED:

CubeSquare LLC

By: /s/Jonah Meer Managing Member